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LENDER'S NAME AND ADDRESS                                              EXHIBIT H
CITIZENS DEPOSIT BANK & TRUST
400 SECOND STREET
VANCEBURG, KY  41179-1009


BORROWER'S NAME AND ADDRESS
ROBERT H. BEYMER
214 N. BLVD. W.
HUNTINGTON, WV  25704-3042

Loan Number ________
Date: March 30, 1995
Mat. Date: April 10, 1996
Loan Amount: $100,000.00
L/P:  BJA

TRUTH-IN-LENDING DISCLOSURES
"I" MEANS THE BORROWER AND "YOU" MEANS THE LENDER


ANNUAL PERCENTAGE RATE
The cost of my credit as a yearly rate.
10.136e%


FINANCE CHARGE
The dollar amount the credit will cost me.
$5,236.12e


AMOUNT FINANCED
The amount of credit provided to me or on my behalf
$100,000.00


TOTAL OF PAYMENTS
The amount I will have paid when I have made all scheduled payments.
$105,236.13e


I have the right to receive at this time an itemization of the Amount Financed

I ________ do ________ do not want an itemization.


My Payment Schedule will be:

Number of Payments  ________

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Amount of Payments  $________

When Payments Are Due:
One payment of principal of $100,000.00 on April 10, 1996. Interest on the amount of credit outstanding will be paid quarterly.


/x/  Demand:

/x/  This loan has a demand feature.

/ / This loan is payable on demand and all disclosures are based on an assumed maturity of one year.

/x/  Variable Rate:  (check one below)
     / / My loan contains a variable rate feature. Disclosures about the variable rate feature have been provided to me earlier.
     /x/ The annual percentage rate may increase during the term of this transaction if CITIZENS DEPOSIT BANK & TRUST INDEX RATE increases.

     Any increase will take the form of an increase in the amt. of each payment and the amt. due at maturity.

     If the rate increases by n/a% in n/a, the n/a will increase to n/a. The rate may not increase more often than once every day and may not increase more than 2.000% each day. The rate will not go above ________%.

/x/  Security:  I am giving a security interest in:
          / /  (brief description of other property)
          Filing/Recording Fees:  $________
     / /  the goods or property being purchased.
     / /  collateral securing other loans with you may also secure this loan.
     / / my deposit accounts and other rights I may have to the payment of money from you.
/x/ Late Charge: If a payment is late I will be charged 5.000% of the payment with a max. of $50.00 after 15 days of the scheduled payment.
/ / Required Deposit: The annual percentage rate does not take into account my required deposit.
Prepayment:  If I pay off this loan early, I
     / / may /x/ will not  have to pay a penalty.
     / / may / / will not  be entitled to a refund of part of the finance charge.
/ /  Assumption:  Someone buying my house
     / / may, subject to conditions, be allowed to   / / cannot assume the
     remainder of the mortgage on the original terms.

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I can see my contract documents for any additional information about nonpayment, default, any required repayment in full before the scheduled date and prepayment refunds and penalties.

"e" means an estimate


CREDIT INSURANCE - Credit life insurance and credit disability insurance are not required to obtain credit, and will not be provided unless I sign and agree to pay the additional costs.

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TYPE      PREMIUM        TERM
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CREDIT LIFE
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CREDIT DISABILITY
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JOINT CREDIT LIFE
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I / / do  / / do not  want credit life insurance.
X                          DOB
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I / / do  / / do not  want credit disability insurance.
X                          DOB
----------------------------------------
I / / do  / / do not  want joint credit life insurance.
X                          DOB
----------------------------------------

X                          DOB
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I / / do  / / do not  want ________ insurance.
X
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PROPERTY INSURANCE - I may obtain property insurance from anyone I want that is acceptable to you. If I get the insurance from or through you I will pay $________ for ________ of coverage.

FLOOD INSURANCE - Flood insurance / / is / / is not required. I may obtain flood insurance from anyone I want that is acceptable to you. If I get the insurance from or through you I will pay $________ for ________ of coverage.


ITEMIZATION OF AMOUNT FINANCED
Amount given to me directly                                            $________
Amount paid on my (loan) account                                       $________
_______________                                                        $________
AMOUNTS PAID TO OTHERS ON MY BEHALF:
Insurance Companies                                                    $________
Public Officials                                                       $________
(less) PREPAID FINANCE CHARGE(S)                                       $________

Amount Financed                                                      $100,000.00

(Add all items financed and subtract prepaid finance charges.)

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BY SIGNING BELOW - I ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE ON THE
DATE INDICATED ABOVE.


X________________        X_________________       X_________________
ROBERT H. BEYMER